Exhibit (a)(1)
Execution Copy

IRONWOOD INSTITUTIONAL MULTI-STRATEGY FUND LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of August 25, 2010

TABLE OF CONTENTS

Section	Page

ARTICLE I
General Provisions

Section 1.01 Formation	1
Section 1.02 Fund Name	1
Section 1.03 Ownership of Fund Property.	1
Section 1.04 Purposes	1
Section 1.05 Place of Business; Registered Office and Agent	1
Section 1.06 Fiscal Year	1

ARTICLE II
Management of Fund

Section 2.01 Board to Manage	2
Section 2.02 Appointment of Officers	2

ARTICLE III
Distributions

Section 3.01 Generally	2
Section 3.02 Distributions in Cash or in Kind	2
Section 3.03 Final Distribution	2

ARTICLE IV
Term and Dissolution of the Fund

Section 4.01 Term of the Fund.	2
Section 4.02 Dissolution of the Fund	3
Section 4.03 Procedure on Winding Up.	3

ARTICLE V
Miscellaneous Provisions

Section 5.01 Binding Effect of Agreement	3
Section 5.02 Books and Records	3
Section 5.03 Effect of Partial Invalidity	3
Section 5.04 Governing Law	3
Section 5.05 Rules of Interpretation.	4

-i-

LIMITED LIABILITY COMPANY AGREEMENT

OF

IRONWOOD INSTITUTIONAL MULTI-STRATEGY FUND
LLC

    This LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) dated as of August 25, 2010 by and between Ironwood Capital Management Corporation, as managing member (the “Managing Member”) of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), and the Fund.

ARTICLE I

General Provisions

Section 1.01     Formation.  The Fund was formed as a limited liability company, managed by Ironwood Capital Management Corporation as managing member, pursuant to the provisions of the Act by a Certificate of Formation filed with the Delaware Secretary of State under the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), on August 25, 2010.

Section 1.02     Fund Name.  The name of the limited liability company is Ironwood Institutional Multi-Strategy Fund LLC.

Section 1.03     Ownership of Fund Property.

(a)      The Membership Interest of the Managing Member shall be personal property.

(b)      All property and assets owned by the Fund shall be owned by the Fund, not the Managing Member individually.

Section 1.04      Purposes.  The purposes of the Fund are to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

Section 1.05      Place of Business; Registered Office and Agent.  The principal place of business of the Fund shall be at One Market Plaza, Steuart Tower, Suite 2500, San Francisco, California 94105 or elsewhere as the Managing Member may from time to time determine.  The address of the Fund’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The name of the Fund’s registered agent at that address is The Corporation Trust Company.  The Managing Member may appoint a replacement registered agent at any time and from time to time.  Any change in the Fund’s registered agent or its business or residence address shall be timely filed with the Delaware Secretary of the State.

Section 1.06      Fiscal Year.  The fiscal year of the Fund shall end on December 31 of each year.

ARTICLE II

Management of Fund

Section 2.01     Managing Member to Manage.  The business and affairs of the Fund shall be managed by the Managing Member.

Section 2.02     Appointment of Officers.  The Managing Member shall have the authority to appoint and terminate officers of the Fund and to retain and terminate employees, agents, contractors and consultants of the Fund and to delegate such duties to any such officers, employees or agents of the Fund as the Managing Member deems appropriate including, without limitation, the power, acting individually or jointly, to represent and bind the Fund in all matters, in accordance with the scope of their respective duties.  Each officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified. Any individual may hold any number of offices.  No officer, employee or agent of the Fund need be a member of the Fund.  Any officer elected or appointed by the Managing Member may be removed by the Managing Member whenever it determines that the best interest of the Fund will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the officer removed. No contractual rights are granted to any individual solely by reason of being appointed as an officer.  Officers shall have such authority and perform such duties in the management of the Fund that a person holding such office in a Delaware corporation customarily has or as may be determined by action of the Managing Member.

ARTICLE III

Distributions

Section 3.01     Generally.  The Fund shall make distributions at such times and in such amounts as shall be caused to be made by the Managing Member.

Section 3.02     Distributions in Cash or in Kind.  All distributions from the Fund shall be made in cash or in kind as determined by the Managing Member.

Section 3.03     Final Distribution.  Notwithstanding the foregoing provisions of this Article III, the final distributions following dissolution of the Fund shall be made in accordance with the provisions of Article IV of this Agreement.

ARTICLE IV

Term and Dissolution of the Fund

Section 4.01     Term of the Fund.

(a)      Unless dissolved as hereinafter provided, the Fund shall continue in the discretion of the Managing Member.

(b)      The Fund shall dissolve if so required by law.

(c)       The Fund shall dissolve in the event of any voluntary withdrawal by the Managing Member or by the action of the Managing Member.

Section 4.02      Dissolution of the Fund.  The affairs of the Fund shall be wound up by the person or persons previously designated by the Managing Member (which may be the Managing Member).  Such person or persons shall take all steps necessary or appropriate to wind up the affairs of the Fund as promptly as practicable thereafter.  Such person or persons are referred to herein as the “Liquidator.”

Section 4.03      Procedure on Winding Up.

(a)       Upon the winding up of the Fund, a full accounting of the assets and liabilities of the Fund shall be taken and the assets of the Fund shall be liquidated to the extent determined by the Liquidator and, as promptly as practicable, the cash proceeds thereof shall be applied in the following order of priority:

(1)           to the payment of all debts to persons other than the Managing Member, taxes, obligations and liabilities of the Fund including the expenses of liquidation, or the making of reasonable provision therefore; and

(2)           to the payment of all debts to the Managing Member or the making of reasonable provision therefore;

(b)      In the winding up of the Fund, the Liquidator may establish reserves for contingent liabilities of the Fund in an amount (including estimated expenses, if any, in connection therewith) so determined and, upon the satisfaction of such contingent liabilities, the amounts, if any, remaining in such reserves shall be distributed to the Managing Member.

(c)       Distributions to the Managing Member may be made in such installments as the Managing Member may determine and shall be made in cash or, in the discretion of the Managing Member (or the Liquidator), in securities selected by the Managing Member (or the Liquidator), or partly in cash and partly in securities so selected.

(d)       The Liquidator shall be entitled to reasonable compensation for its services in winding up the Fund.

ARTICLE V

Miscellaneous Provisions

Section 5.01      Binding Effect of Agreement.  This Agreement shall be binding on and shall inure to the benefit of the successors, assigns and the legal representatives of each of the Fund and the Managing Member.

Section 5.02      Books and Records.  The books and records of the Fund shall be kept by the Managing Member.

Section 5.03      Effect of Partial Invalidity.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, then the remainder of this Agreement, or the application of such provision to other persons or circumstances, shall not be affected thereby.

Section 5.04      Governing Law.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state and, without limitation thereof, that the Act as currently adapted or as may be hereafter amended shall govern the limited liability company aspects of this Agreement.

Section 5.05      Rules of Interpretation.

(a)       References to Articles and Sections shall be to articles and sections of this Agreement unless otherwise specified.

(b)       Article and Section headings herein have been inserted for convenience of reference only, are not a part of this Agreement and shall not be used in construing this Agreement.

(c)       The words “include” and “including” and words of similar import when used in this Agreement shall not be limiting but shall rather be deemed to be followed by the words “without limitation.”

(d)       Unless the context of this Agreement otherwise requires (i) words using a singular or plural number also include the plural or singular number, respectively, (ii) the terms “hereof,” “herein,” “hereby” and any derivative thereof or similar words refer to this entire Agreement, (iii) the masculine gender shall include the feminine and neuter genders, (iv) any reference to a law, agreement or a document shall be deemed to also refer to any amendment, supplement or replacement thereof, and (v) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies business days.

(e)       Terms defined in this Agreement by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

(f)        No provision of this Agreement shall be construed in favor of or against any Person by reason of the extent to which any such Person or its Affiliates, employees or counsel participated in the drafting thereof.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

IRONWOOD CAPITAL MANAGEMENT CORPORATION, as the managing member

/s/	Jonathan Gans
By:	Jonathan Gans
Title:	Chief Executive Officer and President

IRONWOOD INSTITUTIONAL MULTI-STRATEGY FUND LLC

By: Ironwood Capital Management Corporation, its managing member

/s/	Jonathan Gans
By:	Jonathan Gans
Title:	Chief Executive Officer and President